As filed with the U.S. Securities and Exchange Commission on January 13, 2026

Registration No. 333-291983

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	5051	26-1251524
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Silver

Executive Vice President, General Counsel and Chief Human Resources Officer

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 728-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Adam M. Turteltaub Cristopher Greer Brian E. Hamilton Thomas G. Sharkey Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 (212) 728-8000	Richard T. Marabito Chief Executive Officer Olympic Steel, Inc. 22901 Millcreek Boulevard, Suite 650 Highland Hills, OH 44122 (216) 292-3800	Christopher M. Kelly Michael J. Solecki Benjamin L. Stulberg Jared P. Hasson Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box; ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ryerson Holding Corporation is filing this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-291983), originally filed on December 5, 2025, and amended on January 13, 2026 (the “Registration Statement”) as an exhibit-only filing to file the consent of Ernst & Young LLP (the “Consent”) filed herewith as Exhibit 23.1 in order to update the Consent originally filed with the Registration Statement on January 13, 2026. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page to the Registration Statement, the exhibit index, and the exhibits filed hereto. The remainder of the Registration Statement, including the prospectus, is unchanged and has therefore been omitted.

PART II

Item 20.	Indemnification of Directors and Officers

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Ryerson certificate of incorporation provides, to the fullest extent permitted under the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Ryerson) by reason of the fact that the person is or was a director or officer of Ryerson, or is or was serving at the request of Ryerson as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ryerson, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Ryerson, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Ryerson certificate of incorporation provides that no director shall be personally liable to Ryerson or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. The Ryerson certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Ryerson shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the Ryerson bylaws require indemnification of any and all of its officers and directors, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of Ryerson, to the fullest extent permitted under and in accordance with the DGCL.

Item 21.	Exhibits

Exhibit No.	Description

2.1†*	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Crimson MS Corp. and Olympic Steel, Inc. (attached as Annex A to the joint proxy statement/prospectus which forms part of this registration statement).

3.1*	Third Amended and Restated Certificate of Incorporation of Ryerson Holding Corporation (Exhibit 3.1 to Ryerson’s Amendment No. 22 to the Registration Statement on Form S-1 (File No. 333-164484) dated August 6, 2014 and incorporated herein by reference).

3.2*	Second Amended and Restated Bylaws of Ryerson Holding Corporation, as amended and restated on December 26, 2024 (Exhibit 3.1 to Ryerson’s Current Report on Form 8-K/A (File No. 001-34735) filed March 20, 2025 and incorporated herein by reference).

4.1*	Form of Common Stock Certificate of Ryerson Holding Corporation (Exhibit 4.1 to Ryerson’s Annual Report on Form 10-K (File No. 001-34735) filed March 9, 2016 and incorporated herein by reference).

4.2*	Form of Investor Rights Agreement, by and among Ryerson Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC (Exhibit 4.4 to Ryerson’s Amendment No. 15 to the Registration Statement on Form S-1 (File No. 333-164484) filed May 6, 2013 and incorporated herein by reference).

4.3*	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (Exhibit 4.4 to Ryerson’s Annual Report on Form 10-K (File No. 001-34735) filed February 21, 2024 and incorporated herein by reference).

5.1*	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Ryerson Holding Corporation common stock being issued.

8.1*	Opinion of Willkie Farr & Gallagher LLP regarding certain federal income tax matters.

8.2*	Opinion of Jones Day regarding certain federal income tax matters.

21.1*	Significant Subsidiaries of Ryerson Holding Corporation (Exhibit 21.1 to Ryerson’s Annual Report on Form 10-K (File No.001-34735) filed February 20, 2025 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP relating to Ryerson Holding Corporation.

Exhibit No.	Description

23.2*	Consent of Grant Thornton LLP relating to Olympic Steel, Inc.

23.3*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.4*	Consent of Jones Day (included in Exhibit 8.2).

24.1*	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

99.1*	Form of Ryerson Holding Corporation Proxy Card.

99.2*	Form of Olympic Steel, Inc. Proxy Card.

99.3*	Consent of J.P. Morgan Securities LLC.

99.4*	Consent of KeyBanc Capital Markets Inc.

99.5*	Consent of Houlihan Lokey Capital, Inc.

107*	Filing Fee Table.

†

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) and Item 601(a)(6) of Regulation S-K. Ryerson hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

*	Previously filed.

Item 22.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and/or

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities; The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertakes as follows that: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on the 13th day of January, 2026.

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
James J. Claussen Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of January, 2026.

Signature	Title	Date

* Edward J. Lehner	President and Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2026

* James J. Claussen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2026

* Molly D. Kannan	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 13, 2026

* Kirk K. Calhoun	Director	January 13, 2026

* Jacob Kotzubei	Director	January 13, 2026

* Stephen P. Larson	Director	January 13, 2026

* Court D. Carruthers	Director	January 13, 2026

* Karen M. Leggio	Director	January 13, 2026

* Michelle A. Kumbier	Director	January 13, 2026

* Bruce T. Crawford	Director	January 13, 2026